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                                                                    EXHIBIT 20.3

           THORNBURG MORTGAGE ASSET CORPORATION DIVIDEND REINVESTMENT
                   AND STOCK PURCHASE PLAN AUTHORIZATION FORM

The undersigned holder(s) of common and/or preferred stock of Thornburg Mortgage Asset Corporation ("TMA") or non-shareholder(s) interested in investing in Common Stock of TMA elect to participate in the Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The undersigned hereby authorizes Continental Stock Transfer & Trust Company ("Plan Agent") to reinvest dividends and distributions paid by TMA on its common and/or preferred stock now or hereafter registered in the name(s) of the undersigned, for the number of shares set forth below, and to make cash purchases in common stock of TMA with funds received from the undersigned. This authorization shall remain in effect until termination by the undersigned holder(s) by written notice to the Plan Agent.

The foregoing authorization is subject, in all respects to the terms and conditions of participation in the Plan set forth in the Prospectus relating to the Plan, which the undersigned has received and read.

PLEASE SIGN EXACTLY AS YOUR SHARES ARE REGISTERED OR IF AN INITIAL CASH PURCHASE BY A NON-SHAREHOLDER, AS YOU WOULD LIKE THE SHARES REGISTERED. ALL PERSONS WHOSE NAMES APPEAR ON THE STOCK CERTIFICATES MUST SIGN.

Identification of the types of shares:  [ ] Common Stock    [ ] Preferred Stock
                                        [ ] Both

         Please indicate your participation below:

              [ ] Full dividend reinvestment on all shares.
              [ ] Partial dividend reinvestment on ______ common shares only.
              [ ] Partial dividend reinvestment on ______ preferred shares only.
              [ ] Cash purchases only.


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                           Please Print Your Address


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                         Please Print Your Phone Number


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               Please Print Name(s) as Shown on Stock Certificate


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                              Shareholder Signature


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                           Joint Shareholder Signature


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Date                               Social Security or Tax Identification number


         IF YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR NOMINEE, YOU MUST MAKE APPROPRIATE ARRANGEMENTS WITH THEM TO PARTICIPATE IN THE PLAN. PLEASE SEE INSTRUCTIONS IN THE PROSPECTUS.